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                        Consent of Independent Auditors

We consent to the incorporation by reference in the post effective amendment to Registration Statement (Form S-4) and related Supplement to Prospectus of United Bankshares, Inc. for the registration of up to 271,000 shares of its common stock and to the use of our report dated January 26, 1995, with respect to the financial statements of First Commercial Bank, which appears in such Prospectus.

                                            S. B. Hoover & Company, L.L.P.


                                            /s/ S. B. Hoover & Company, L.L.P.
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Harrisonburg, Virginia
September 22, 1995